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Breeze-Eastern Corporation

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
VOTING AT THE ANNUAL MEETING
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
PROPOSAL 1 -- ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NARRATIVE DISCLOSURE TO EXECUTIVE COMPENSATION TABLES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2 -- RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2011
PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING
ANNUAL REPORTS
STOCKHOLDERS SHARING AN ADDRESS
OTHER MATTERS

BREEZE-EASTERN CORPORATION

engineered products for global partnerstm

July 29, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Breeze-Eastern Corporation on Thursday, September 23, 2010, at 10:00 a.m., local time, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

MICHAEL HARLAN, JR.
Chief Executive Officer

BREEZE-EASTERN CORPORATION

engineered products for global partnerstm

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 23, 2010

To Our Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of Breeze-Eastern Corporation (the “Company”) will be held at 10:00 a.m., local time, on Thursday, September 23, 2010, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981, to consider and act upon the following matters:

1.	To elect eight (8) directors of the Company, to serve until the 2011 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.	To ratify the Audit Committee’s selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2011; and

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only the stockholders of record at the close of business on July 26, 2010 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

By Order of the Board of Directors

MARK D. MISHLER
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Whippany, New Jersey
July 29, 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES ARE VOTED.

BREEZE-EASTERN CORPORATION

engineered products for global partnersTM
35 Melanie Lane, Whippany, New Jersey 07981

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Breeze-Eastern Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 23, 2010, at 10:00 a.m., local time, at 35 Melanie Lane, Whippany, New Jersey, 07981 and any adjournments or postponements thereof (the “Annual Meeting”).

For purposes of this Proxy Statement, the fiscal year of the Company ended March 31, 2010, may also be referred to as fiscal year 2010 or fiscal 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 23, 2010. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2010, ARE AVAILABLE AT HTTP://WWW.ENVISIONREPORTS.COM/BZC.

VOTING AT THE ANNUAL MEETING

Who Can Vote

Only stockholders of record at the close of business on July 26, 2010, the record date, are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. As of the record date, 9,396,095 shares of our common stock, $0.01 par value per share (“Common Stock”), were issued and outstanding. Holders of our Common Stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the stockholders by the Company in connection with the Annual Meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone or personal contact. These employees will not receive any special compensation in connection therewith. We have retained our transfer agent, Computershare Limited, to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $7,000. In addition, the Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. Our Annual Report on Form 10-K for the year ended March 31, 2010, which includes the Company’s consolidated financial statements, is being mailed to stockholders together with these proxy materials on or about August 4, 2010.

Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted:

•	FOR the election of the directors; and

•	FOR the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

What Constitutes a Quorum

The presence at the Annual Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum.

What Vote is Required

Directors are elected by a plurality of the votes cast with a quorum present. The eight persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the selection of Marcum LLP as the Company’s independent auditor for the fiscal year ending March 31, 2011.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the proposal to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm, abstentions are not counted in determining the votes cast.

Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters such as Proposal 1. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Proposal 1 and will not affect the outcome of Proposal 1. Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

For the selection of the registered public accounting firm, broker non-votes are not counted in determining the votes cast. Abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: changes in business conditions, changes in applicable laws, rules and regulations affecting the Company in locations in which it conducts its business, interest rate trends, a decline or redirection of the U.S. defense budget, the termination of any contracts with the U.S. Government, changes in our sales strategy and product development plans, changes in the marketplace, continued services of our executive management team, competitive pricing pressures, market acceptance of our products under development, delays in the development of products, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States Government or other customers, determination by the Company to dispose of or acquire additional assets, events impacting the U.S. and world financial markets and economies, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended

March 31, 2010 filed with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is elected annually. The Certificate of Incorporation, as amended, and Bylaws, as amended and restated, of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The exact number of directors is currently fixed at eight.

It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees named below (the “Nominees”), unless other instructions are given. Although it is not anticipated that any of the Nominees will be unable to serve, in the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of a substitute proposed by the Board of Directors.

Approval by Stockholders

The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board. If you do not wish your shares to be voted for a particular Nominee named on the proxy form that accompanies this proxy statement, you may withhold your vote as provided on the proxy form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

Information Concerning Nominees to the Board of Directors

We believe that our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: experience in the defense industry; regulatory; accounting and finance; capital markets; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of other corporations. These areas are in addition to the personal qualifications described in this section. We believe that all of our current Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. The principal occupation and business experience, for at least the past five years, of each current director is as follows:

			Director
Name	Position with the Company	Age	Since

William H. Alderman	Director	48	2007
Charles W. Grigg	Chairman of the Board	71	2007
Jay R. Harris	Director	75	2007
William J. Recker	Director	67	1997
Russell M. Sarachek	Director	46	2007
William M. Shockley	Director	48	2006
Frederick Wasserman	Director	56	2007
Michael Harlan, Jr.	Director, President and Chief Executive Officer	53	2010

Mr. Alderman has been President of Alderman & Company Capital, LLC and its affiliates since 2001. Alderman & Company Capital, LLC is a securities broker dealer specializing in the aerospace and defense industries. He was Managing Director of the aviation investment banking practice of Fieldstone Investments from 1999 to 2001. He was a registered Securities Representative and Senior Associate at GE Capital from 1991 to 1995 and Senior Vice President at Aviation Sales Company from 1996 to 1999. He is currently a director of UFC Aerospace and Supplier Excellence Alliance. As a result of these and other professional experiences, Mr. Alderman possesses particular knowledge and experience in the aerospace and defense industry which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Grigg has been a member of the general partner of Tinicum Capital Partners II, L.P., a private equity fund, since 2002 and was Chairman of the Board and Chief Executive Officer of SPS Technologies, Inc., a leading manufacturer of specialty fasteners, materials and components for the aerospace, automotive and industrial markets, from 1993 to 2002. Mr. Grigg is Chairman of the following Tinicum Capital Partners portfolio companies: Penn Engineering & Manufacturing Corp. and Western Pneumatic Tube Holdings, LLC. As a result of these and other professional experiences, Mr. Grigg possesses particular knowledge and experience in corporate governance and the aerospace and defense industry which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Harris has served as President and co-founder of Goldsmith & Harris, Incorporated since 1982, which became a division of Axiom Capital Management, Inc., a broker dealer, in October 2008. From 2000 to 2006, Mr. Harris served as a director of American Vanguard Corp., a New York Stock Exchange-listed specialty chemical manufacturer. As a result of these and other professional experiences, Mr. Harris possesses particular knowledge and experience in corporate finance and capital markets which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Recker is currently retired and has been for the last five years. Mr. Recker was President, C.E.O., and Chairman of Gretag Imaging AG from 1990 until 1998 and continued as Chairman until 2000. He serves on the boards of directors of several private high technology start up companies and non-profit organizations. As a result of these and other professional experiences, Mr. Recker possesses particular knowledge and experience in corporate governance which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Sarachek has been Managing Director of Contra Capital Management since 2002. From 1992 to 2002, he held various positions, including Executive Vice President and director of mergers and acquisitions with Groupe Schneider, a global manufacturer and distributor of electrical equipment and industrial controls. As a result of these and other professional experiences, Mr. Sarachek possesses particular knowledge and experience in the manufacture and distribution of capital equipment which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Shockley has been a member of the general partner of Tinicum Capital Partners II, L.P., a private equity fund, since 2004. From May 2005 through June 2006 he was the President and Chief Executive Officer of Penn Engineering & Manufacturing Corporation, a leading manufacturer of specialty fasteners and a portfolio company of Tinicum Capital Partners. Mr. Shockley was Chief Financial Officer of SPS Technologies, Inc., a leading manufacturer of specialty fasteners, materials and components for the aerospace, industrial and automotive markets, from 1995 to 2003. As a result of these and other professional experiences, Mr. Shockley possesses particular knowledge and experience in corporate finance and the aerospace and defense industry, which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2002 to 2005 and as its Chief Financial Officer from 2001 to 2005. Mr. Wasserman also serves as a director of Acme Communications, Inc., TeamStaff, Inc., Allied Defense Group, Inc., The Aftersoft Group, Inc., Gilman Ciocia Inc., and Crown Crafts, Inc. As a result of these and other professional experiences, Mr. Wasserman possesses particular knowledge and experience in finance and accounting matters which strengthens the Board’s collective qualifications, skills, and experience.

Mr. Harlan has been the Company’s President and Chief Executive Officer since January 2010. Mr. Harlan joined the Company in August 2009 as its Executive Vice President and Chief Operating Officer. Prior to joining the Company, from June 2007 to July 2008, Mr. Harlan served as Chief Executive Officer of Nomad Innovations, LLC, a business developing turnkey wireless broadband systems. Mr. Harlan served as President and Chief Operating Officer of Conforma Clad, Inc., a manufacturer of high performance industrial wear protection from 2001 to 2006. Mr. Harlan was also previously employed by AlliedSignal Inc., and McKinsey & Company, Inc. and served in the U.S. Navy. As a result of these and other professional experiences, Mr. Harlan possesses particular knowledge and experience in executive management of both service and manufacturing businesses which strengthens the Board’s collective qualifications, skills, and experience.

THE BOARD OF DIRECTORS

Meetings and Remuneration

During fiscal 2010, the Board held nine meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 2010 (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served during that period.

Director Attendance at Annual Meetings

The policy of the Company’s Board is that all directors should attend annual meetings of stockholders and are not separately compensated for their attendance, although out-of-pocket expenses are reimbursed. All members of the Board attended our 2009 Annual Meeting.

Security Holder Recommendations of Director Candidates

The Governance & Nominating Committee currently has no specific policy regarding recommendations for nominees to the Board from security holders. Security holders are permitted to nominate candidates for director in person at each annual meeting of stockholders. The Governance & Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company.

Director Independence

The Board governance policies provide that all outside directors should be independent. On August 14, 2006, the American Stock Exchange (now known as “NYSE Amex”) listed our Common Stock for trading. As a result of such listing, the Company maintains compliance with the NYSE Amex Listing Standards and has adopted the independence criteria of NYSE Amex for purposes of determining director independence for the Board and its committees.

The Board has affirmatively determined that none of the current members of the Board, except for Mr. Harlan, has a material relationship with the Company, and that each director, except Mr. Harlan, qualifies as independent under the NYSE Amex independence criteria.

Committees

The Board has a standing Audit Committee, Governance & Nominating Committee, and Incentive & Compensation Committee.

Audit Committee

The Audit Committee reviews with our independent auditing firm the results of the firm’s annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is comprised of Messrs. Wasserman (Chair), Harris and Recker. The Board has determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the NYSE Amex Company Guide. The Board has determined that Mr. Wasserman qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act. The Audit Committee held five formal meetings during fiscal 2010.

The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading

“Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Governance & Nominating Committee

The Governance & Nominating Committee establishes the criteria for, and reviews the qualifications of individuals with respect to, nomination to the Board and to committees of the Board. In addition, the Governance & Nominating Committee also presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Governance & Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. The committee is comprised of Messrs. Sarachek (Chair), Recker, Shockley and Wasserman, each of whom satisfy the independence standards established by NYSE Amex. This committee held five formal meetings during fiscal 2010.

The Governance & Nominating Committee operates under a written charter, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site.

Director Nomination Process

The Governance & Nominating Committee of the Board is comprised entirely of directors who meet applicable independence requirements of NYSE Amex and is responsible for overseeing the process of nominating individuals to stand for election as directors. A copy of the Governance & Nominating Committee Charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance,” which can be accessed by clicking on “Investor Relations” on the home page of the site.

Our process of director nominations takes into consideration individuals recommended by members of the Board as well as from other sources. The Governance & Nominating Committee Charter provides that the committee may retain a professional search firm for such purpose if it is deemed necessary, and further provides that the committee shall select such firm in its sole discretion. The Company has no specific policy for reviewing candidates recommended by security holders. The Board of Directors believes that such a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board. However, the Governance & Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company.

The Governance & Nominating Committee’s process for identifying and evaluating director candidates is as follows: The Committee may retain a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates are reviewed by the Governance & Nominating Committee, and by the search firm, if one has been engaged. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or committee meetings, or other relevant reasons. The Governance & Nominating Committee then decides which of the remaining candidates most closely match the established criteria and are therefore deserving of further consideration. The Governance & Nominating Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board for nomination. The Board discusses the Governance & Nominating Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, the nominees may be appointed by the Board itself).

In order to be recommended by the Governance & Nominating Committee, a candidate must meet the following minimum qualifications: independence, personal ability, integrity, intelligence, relevant business background, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. For the purpose of determining a candidate’s independence, the Governance & Nominating Committee is guided by the criteria of the NYSE Amex.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses.

Incentive & Compensation Committee

The Incentive & Compensation Committee oversees our long term incentive plans and annual incentive compensation plan and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. The Committee also approves the compensation of department heads reporting to the Chief Executive Officer and of employees earning, or proposed to earn, more than $125,000 per year. The Committee recommends for approval by the Board the compensation of the Chief Executive Officer, the Chief Financial Officer and other key executive officers. All long term incentive plans were approved by the stockholders and the provisions of the annual incentive compensation plan were approved by the Board. Additional discussion of the Incentive & Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this Proxy Statement. This Committee is composed entirely of independent Board members. The Incentive & Compensation Committee, which consists of Messrs. Shockley (Chair), Grigg, Harris and Wasserman, held one formal meeting during fiscal 2010.

The Incentive & Compensation Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site.

Security Holder Communications to the Board

The Board of Directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Mark D. Mishler, Secretary, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. The Secretary shall promptly forward any and all such stockholder communications to the entire Board of Directors or the individual director as appropriate. In the alternative, stockholder correspondence can be addressed to 35 Melanie Lane, Whippany, New Jersey 07981, Attention: Mark D. Mishler.

Code of Ethics

The Board has approved a Code of Business Conduct for the Company that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have provided training for all employees on the Code of Business Conduct and require that all directors, officers and employees abide by the Code of Business Conduct, which is available under the heading “Corporate Governance” on our website at www.breeze-eastern.com, which can be accessed by clicking on “Investor Relations” on the home page of the site. We do not anticipate making amendments to or waivers from the provisions of our Code of Business Conduct. If we make any amendments to our Code of Business conduct, or if our Board of Directors grants any waiver from a provision thereof for our principal executive officer, our principal financial officer or our principal accounting officer, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver on our internet website.

Board of Directors Leadership Structure

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in our best interest to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent directors in Company oversight and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations.

Risk Management

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (iv) integrate risk management into the Company’s decision making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for the Company.

DIRECTOR COMPENSATION

				Non-Equity	Change in Pension
	Fees			Incentive	Value and Non-
	Earned or	Stock		Plan	Qualified Deferred	All Other
	Paid in	Awards	Option	Compensation	Compensation	Compensation	Total
Name (1)	Cash ($)	($) (2)(3)	Awards ($)	($)	Earnings ($)	($)	($)

William H. Alderman	0	30,000	0	0	0	0	30,000
Charles W. Grigg	0	30,000	0	0	0	0	30,000
Jay R. Harris	0	30,000	0	0	0	0	30,000
William J. Recker	0	30,000	0	0	0	0	30,000
Russell M. Sarachek	0	30,000	0	0	0	0	30,000
William M. Shockley	0	30,000	0	0	0	0	30,000
Frederick Wasserman	0	30,000	0	0	0	0	30,000

(1)	Messrs. Harlan and White have been omitted from this table as they are, or previously were, management members of the Board of Directors, respectively, and they are not or were not separately compensated for their service on the Board of Directors.

(2)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2010.

(3)	Stock awarded to directors as part of their compensation since July 17, 2003, carries a restriction on transfer or sale until six months after the director ceases to be a member of the Board; accordingly, all restricted shares held by current directors are considered by the Company to be outstanding. The stock awards granted to directors during fiscal 2010 were granted as of July 29, 2009, at which date the stock price was $6.00, resulting in an award of 5,000 restricted shares to each of Messrs. Alderman, Grigg, Harris, Recker, Sarachek, Shockley and Wasserman.

Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $30,000 payable in Common Stock in the form of a restricted stock award. The number of shares awarded is determined by dividing $30,000 by the closing price of the Common Stock on the date of the annual meeting of stockholders each year. The stock is awarded to the directors in advance for the balance of their term within a reasonable time following election or re-election to the Board. Such shares carry restrictions on transfer or sale, but not as to dividend and voting rights, until six months after the director ceases to be a member of the Board. If a director ceases to be a director prior to the next annual meeting of stockholders following the award, the restricted shares awarded during the fiscal year in which the director ceases to be a member of the Board will be forfeited. Certificates for the shares of restricted stock awarded in prior fiscal years are delivered to the director after the six-month period following cessation of service on the Board, fully tradable and without restriction.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets out certain information regarding the beneficial ownership of the Common Stock as of July 26, 2010 (except as referenced in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) all executive officers named in our summary compensation table, and (v) all directors, nominees for director and executive officers as a group. Except as otherwise indicated, the address of each person is 35 Melanie Lane, Whippany, New Jersey 07981.

	Number of
	Shares of		Percentage of
Name	Common Stock (1)		Common Stock (1)

Tinicum Capital Partners II, L.P.	2,498,475	(2)	26.59%
800 Third Avenue 40(th) Floor
New York, NY 10022
Wynnefield Partners Small Cap Value, L.P.	2,015,633	(3)	21.45%
450 Seventh Avenue, Suite 509
New York, NY 10123
T. Rowe Price Associates, Inc.	893,400	(4)	9.51%
100 East Pratt Street
Baltimore, MD 21202
Axiom Capital Management, Inc.	891,273	(5)	9.49%
780 Third Avenue
New York, NY 10003
Beck, Mack & Oliver LLC	630,446	(6)	6.71%
360 Madison Avenue
New York, NY 10017
Directors, Nominees and Executive Officers
William H. Alderman	10,238		*
Charles W. Grigg	20,238	(7)	*
Jay R. Harris	528,190	(8)	5.62%
William J. Recker	299,690		3.19%
Russell M. Sarachek	165,134	(9)	1.76%
William M. Shockley	12,813	(10)	*
Frederick Wasserman	10,238		*
Michael Harlan, Jr.	41,733	(11)	*
Mark D. Mishler	—	(12)	*
Gerald C. Harvey	105,422	(13)(14)	1.11%
Joseph F. Spanier	97,878	(15)(16)	1.03%
Robert L. G. White	132,877	(17)(18)	1.39%
Directors, nominees and executive officers as a group (12 persons)	1,464,641	(19)	15.04%

*	Less than 1%.

(1)	Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. References in these footnotes to “shares,” unless otherwise specified, are to shares of Common Stock. The percentages of Common Stock shown are based upon the 9,396,095 shares of Common Stock outstanding as of July 26, 2010.

(2)	Based on a Form 4 filed with the SEC on June 19, 2009 by Tinicum Capital Partners II, L.P. (“TCP”). For purposes of the reporting requirements of the Securities Exchange Act of 1934, TCP (and Tinicum Capital Partners II Parallel Fund, L.P. (“TPP”) with respect to 13,092 shares) is deemed to be a beneficial owner of such securities; TCP and TPP each disclaim beneficial ownership of shares held by the other, respectively. If TCP and TPP are each deemed to beneficially own shares held by the other, TCP and TPP’s aggregate beneficial ownership would be 2,511,567 shares or 26.72%. Messrs. Eric Ruttenberg and Terence O’Toole are Co-Managing Members of Tinicum Lantern II, L.L.C. and are the control persons of TCP and TPP.

(3)	Based on a Form 4 filed with the SEC on March 5, 2010, by: Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I.; Wynnefield Small Cap Value Offshore Fund, Ltd.; Channel Partnership II, L.P.; Nelson Obus; Joshua Landes; Wynnefield Capital Management, LLC; and Wynnefield Capital, Inc., Wynnefield Capital Management, LLC reported that it holds an indirect beneficial interest in 1,209,478 shares which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P.I. Wynnefield Capital, Inc. reported that it holds an indirect beneficial interest in the 767,755 shares which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. Nelson Obus reported that he holds an indirect beneficial interest in 38,400 shares which are directly beneficially owned by Channel Partnership II, L.P. Nelson Obus and Joshua Landes are the control persons of each of these entities.

(4)	Based on a Schedule 13G filed with the SEC on February 12, 2010 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small Cap Value Fund, Inc. (“Price Small-Cap”). These shares are owned by various individual and institutional investors with respect to which Price Associates or Price Small-Cap serves as investment advisor. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates (and Price Small-Cap with respect to 770,000 shares) is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Mr. David Oestreicher is the control person of each of these entities.

(5)	Based on a Schedule 13G filed with the SEC on February 12, 2009 by Axiom Capital Management, Inc. (“Axiom”), a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Axiom is deemed to be the beneficial owner of 891,273 shares based on shared dispositive power with respect to certain accounts of its clients holding such shares. Mark Martino, President of Axiom, is the control person of Axiom.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on January 28, 2010 by Beck, Mack & Oliver LLC. These shares are owned by investment advisory clients of Beck, Mack & Oliver LLC. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Beck, Mack & Oliver LLC is deemed to be a beneficial owner of such securities since it has sole voting power and shared investment power with respect to such shares. Mr. Robert C. Beck, as a Managing Member of Beck, Mack & Oliver LLC, is the control person of this entity.

(7)	Mr. Grigg is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 2,511,567 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in the Form 4 filed with the SEC on June 19, 2009.

(8)	Includes (i) 10,238 shares of restricted stock, and (ii) 199,864 shares which Mr. Harris owns personally or through investment accounts. Mr. Harris may also be deemed the beneficial owner of (i) 28,000 shares owned by extended family members, over which Mr. Harris has no voting power and shared dispositive power, (ii) 280,079 shares owned by advisory clients of the Goldsmith & Harris division of Axiom Capital Management, Inc., over which Mr. Harris has no voting power and shared dispositive power, and (iii) 10,000 shares held by a nonprofit foundation, over which Mr. Harris has sole voting power and shared dispositive power. Mr. Harris disclaims beneficial ownership of such shares.

(9)	Based on a Form 4 filed with the SEC on behalf of Mr. Sarachek on November 30, 2009, Mr. Sarachek beneficially owns 8,938 shares. Mr. Sarachek may be deemed to be the indirect beneficial owner by virtue of his having investment discretion and voting control over an additional 156,196 shares in funds for which he serves as the managing member.

(10)	Consists of restricted stock awards granted between 2006 and 2009. The shares may not be transferred until six months after Mr. Shockley ceases to serve as a director of the Company. Mr. Shockley is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 2,471,067 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in a Schedule 13D filed with the SEC on August 1, 2007.

(11)	Includes 33,333 shares issuable upon exercise of options. Does not include 66,667 shares issuable upon exercise of options subject to vesting.

(12)	Does not include 40,000 shares issuable upon exercise of options subject to vesting.

(13)	Includes 92,200 shares issuable upon exercise of options.

(14)	Mr. Harvey retired from his position as Executive Vice President, General Counsel and Secretary effective March 31, 2010.

(15)	Includes 87,000 shares issuable upon exercise of options. Does not include 1,000 shares owned by Mr. Spanier’s children.

(16)	Mr. Spanier retired from his position as Executive Vice President, Chief Financial Officer and Treasurer in January 2010.

(17)	Consists of shares issuable upon exercise of options.

(18)	Mr. White retired from his position as President and Chief Executive Officer in January 2010.

(19)	Includes 345,410 shares issuable upon exercise of options.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, executive officers, and persons who beneficially own more than 10 percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us or filed with the SEC, we believe that from April 1, 2009 to March 31, 2010, all persons subject to the reporting requirements of Section 16(a) with respect to the Company filed the required reports on a timely basis, except that Messrs. Harris and Harlan failed to timely file a Form 4.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Set out in the table below are the names, ages and positions held of all persons who were executive officers of the Company as of March 31, 2010.

			Executive
			Officer
Name	Position with the Company	Age	Since

Michael Harlan, Jr.	President and Chief Executive Officer	53	2009
Mark D. Mishler	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	51	2010

Executive officers of the Company are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons other than the Company pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Mr. Harlan, see “Information Concerning Nominees to the Board of Directors,” above.

Mr. Mishler has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since January 2010 and Secretary since March 2010. From October 2007 to January 2010, Mr. Mishler served as Chief Financial Officer of Vital Signs, Inc., a $400 million, NASDAQ-listed manufacturer of medical devices that was acquired by General Electric in 2008. From 2005 to 2007, Mr. Mishler was the Corporate Controller and CIO at Fedders Corporation. Prior to 2005, Mr. Mishler was Corporate Controller and CIO of Amcast Industrial Corporation. He is a Certified Public Accountant and Certified Management Accountant. Mr. Mishler is a graduate of Indiana

University, and he earned a MBA from the University of Michigan.

Incentive & Compensation Committee Report

The Incentive & Compensation Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed the analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

William M. Shockley, Chair
Charles W. Grigg
Jay R. Harris
Frederick Wasserman

Incentive & Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or our Incentive & Compensation Committee. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during fiscal 2010.

Compensation Discussion and Analysis

Role of the Incentive & Compensation Committee.  The Incentive & Compensation Committee oversees our long-term incentive plans and annual incentive compensation plan and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. The Committee also approves the compensation of department heads reporting to the Chief Executive Officer and of employees earning, or proposed to earn, more than $125,000 per year. The Committee recommends for approval by the Board the compensation of the Chief Executive Officer and the Chief Financial Officer. All long-term incentive plans were approved by the stockholders and the provisions of the annual incentive compensation plan were approved by the Board. The Committee is composed entirely of independent outside directors.

Determining Compensation.  We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for executive officers include:

•	key financial measurements such as revenue, operating profit, EBITDA, earnings per share, and operating margins, referring to the applicable tactical plans of the Company for each fiscal year as approved by the Board;

•	promoting commercial excellence by being a leading market player and attracting and retaining customers;

•	achieving specific operational goals as set out in our applicable tactical plans for each fiscal year as approved by the Board;

•	achieving excellence in their organizational structure and among their employees; and

•	supporting Company values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as a commitment to community leadership.

We do not attempt to maintain a certain target percentile within a peer group. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

Role of Compensation Consultant.  Neither the Company nor the Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. In the past, the Company and the Committee have discussed with Towers Perrin the design of programs that affect senior executive officer compensation. The Company’s named executive officers have not participated in the selection of any particular compensation consultant. The Company has not used the services of any other compensation consultant in matters affecting senior executive or director compensation. In the future, either the Company or the Committee may engage or seek the advice of other compensation consultants.

Alignment.  We seek to align the interests of our executive officers with those of our investors by evaluating executive performance on the basis of key financial measurements referred to above, which measurements we believe closely correlate to long-term stockholder value. The key element of compensation that aligns the interests of our executives with stockholders is equity incentive compensation, which links a portion of compensation to stockholder value because the total value of those awards corresponds to stock price appreciation.

Role of the Committee and CEO.  The Incentive & Compensation Committee has primary responsibility for overseeing the development of executive succession plans. As part of this responsibility, the Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Committee receives from the Governance & Nominating Committee an evaluation of the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. The CEO and the Committee together assess the performance of the other executives and determine their compensation, based on initial recommendations from the CEO. The other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Base salary.  Base salaries for our executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within the Company and in the aerospace industry. Base salaries are reviewed approximately every two years, but are not automatically increased if the Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus.  Our CEO reviews with the Committee our full-year financial results against the financial, strategic and operational goals established for the year and our financial performance in prior periods. After reviewing the final full year results, the Committee approves total bonuses to be awarded from the maximum fund available. Bonuses are generally paid in June.

The methodology for determining bonuses is set out in an incentive compensation plan (“Incentive Compensation Plan”) reviewed and approved by the Board and which is consistent with the Committee’s philosophy regarding executive compensation. The compensation reflected in this Proxy Statement reflects the application of the Incentive Compensation Plan to fiscal 2010.

The Incentive Compensation Plan has an annual bonus feature which is an important tool in providing incentive both for short-term and long-term performance. Cash and restricted stock awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company’s annual business plan. Executive officers earn no bonus unless 85% of the business plan’s profit goals are met. For fiscal 2010, if we had achieved Tactical Plan EBITDA of $17,000,000, a total cash award for all senior executives of $1,040,000 would have been available for distribution. However, as EBITDA for Fiscal 2010 was less than 85% of the Tactical Plan EBITDA, no cash or restricted stock bonuses were earned or paid. Thus, the Incentive Compensation Plan effectively measures performance against targets for income before taxes, and Board approved Tactical Plan objectives such as profit growth, productivity growth, return on investment, cash flow, and meeting budgets.

Pursuant to their employment agreements, we paid to Mr. Harlan and Mr. Mishler first year bonuses of $78,000 (15% of which consists of restricted Common Stock, which has not yet been issued) and $24,000 (15% of which consists of restricted Common Stock, which has not yet been issued), respectively. Mr. Mishler is also entitled to a $40,000 signing bonus, of which $30,000 was earned in fiscal 2010.

Stock options and restricted stock awards.  Our equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executives with our stockholders and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options and restricted stock awards when making award decisions. The amount of equity incentive compensation granted in fiscal 2010 was based upon our strategic, operational and financial performance overall and reflects the executives’ expected contributions to our future success.

We believe that providing combined grants of stock options and restricted stock awards effectively balances our objective of focusing the named executive officers on delivering long-term value to our stockholders, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Restricted stock awards offer executives the opportunity to sell or hold shares of Company stock on the date the restriction lapses. In this regard, restricted stock awards serve both to reward and retain executives, as the value of the restricted stock awards is linked to the price of our stock as the restrictions on the restricted stock awards lapse. Each of the named executive officers received grants of stock options in fiscal 2010. No restricted stock awards have been granted in fiscal 2011 because no cash bonus was paid for fiscal 2010, other than bonuses in connection with Mr. Harlan’s and Mr. Mishler’s employment agreements. The stock options granted become exercisable in three equal annual installments beginning one year after the grant date and have a maximum ten-year term. We believe that this vesting schedule aids us in retaining executives and motivating longer-term performance. Provided the executives continue employment, the restrictions on the restricted stock awarded to our executives will lapse in three equal annual installments beginning one year after the award date.

Equity Grant Practices.  The exercise price of each stock option awarded to our senior executives under our long-term incentive plan is the closing price of our stock on the date of grant, which is the date of the Incentive & Compensation Committee meeting at which equity awards for senior executives are determined. In years when a long-term incentive plan or amendment thereto is placed before the stockholders for approval, the date of grant is the date of the annual stockholders meeting. Restricted stock awards are also granted to our named executives at this Committee meeting. The calendar for setting meeting dates of the Board and of the Committee to consider grants is generally reviewed at the organization meeting of the Board following the annual meeting of stockholders. Meeting dates are set without regard to anticipated earnings or other major announcements by the Company. Our long term incentive plans do not permit the repricing of stock options.

Pension Plans.  We do not offer a defined benefit plan. All of our employees are eligible to participate in our defined contribution plan, commonly known as a 401(k) plan.

Other Compensation.  We provide our named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table below. These benefits are limited to the following: a Company match of $.50 for every $1.00 of compensation saved under the Company’s 401(k) plan up to a maximum of 3% of compensation for plan purposes, and a 401(k) match paid following the end of the fiscal year equal to 3% of eligible earnings, premiums paid on life and disability policies, and actual expenses paid on medical, dental and prescriptions net of the named employee’s contribution. These benefits are offered to all full-time employees of the Company. In addition, Mr. Harlan was reimbursed for the costs of commuting to New Jersey from his residence in Kentucky and the associated income taxes.

Potential Impact on Compensation from Executive Misconduct.  If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct results in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies are in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Compensation for the Named Executive Officers

The following table sets forth for each of the named executive officers the compensation for the fiscal years ended March 31, 2010, 2009 and 2008 for services provided to us in all capacities.

SUMMARY COMPENSATION TABLE

							Change
							in Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	($)	($)	($) (1)	($) (1)	($)	Earnings ($)	($) (2)	Total ($)

Michael Harlan, Jr.(3)	2010	172,692	66,300	9,700(4)	255,000	0	0	28,415 (5)	532,107
President and Chief
Executive Officer
Mark D. Mishler(6)	2010	53,962	50,400	3,600(7)	35,280	0	0	476	143,718
Senior Vice President,
Chief Financial Officer, Treasurer and Secretary
Robert L. G. White(8)	2010	223,077	0	0	21,040	0	0	326,970(6)	571,087
Former President and	2009	291,115	0	13,074	72,320	0	0	82,678	459,187
Chief Executive Officer	2008	286,365	130,759	18,897	170,000	0	0	24,257	630,278
Joseph F. Spanier(9)	2010	211,529	0	0	10,520			130,378(7)	352,427
Former Executive Vice	2009	275,093	0	8,015	36,160	0	0	24,480	343,748
President, Chief Financial Officer and Treasurer	2008	224,504	80,180	12,713	85,000	0	0	24,009	426,406
Gerald C. Harvey(10)	2010	250,788	0	0	10,520	0	0	113,719(8)	375,027
Executive Vice President,	2009	250,788	0	9,365	36,160	0	0	19,907	316,220
General Counsel and Secretary	2008	247,179	93,703	14,398	85,000	0	0	19,597	459,877

(1)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2010.

(2)	“All Other Compensation” includes matching contributions paid pursuant to the Company’s 401(k) plan, which contributions are paid to all participants in the plan, and payments made in connection with the Company’s health and welfare plan.

(3)	Mr. Harlan was appointed as our President and Chief Executive Officer in January 2010.

(4)	Mr. Harlan’s stock awards consist of the Common Stock portion of his bonus, which was earned in fiscal 2010 but has not yet been issued to Mr. Harlan.

(5)	Mr. Harlan was reimbursed for the cost of commuting to New Jersey from his residence in Kentucky and associated income taxes.

(6)	Mr. Mishler was appointed as our Senior Vice President, Chief Financial Officer and Treasurer in January 2010 and as our Secretary in March 2010.

(7)	Mr. Mishler’s stock awards consist of the Common Stock portion of his bonus, which was earned in fiscal 2010 but has not yet been issued to Mr. Mishler.

(8)	Mr. White retired from his position as President and Chief Executive Officer in January 2010. In addition to the compensation set forth in footnote (2) above, “All Other Compensation” for Mr. White includes amounts owed to Mr. White for accrued vacation and sabbatical in connection with his retirement.

(9)	Mr. Spanier retired from his position as Executive Vice President, Chief Financial Officer and Treasurer in January 2010. In addition to the compensation set forth in footnote (2) above, “All Other Compensation” for Mr. Spanier includes amounts owed to Mr. Spanier for accrued vacation and sabbatical in connection with his retirement.

(10)	Mr. Harvey retired from his position as Executive Vice President, General Counsel and Secretary effective March 31, 2010. In addition to the compensation set forth in footnote (2) above, “All Other Compensation” for Mr. Harvey also includes amounts owed to Mr. Harvey for accrued vacation and sabbatical in connection with his retirement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during fiscal year 2010.

		All Other
		Option	Exercise
		Awards:	or Base	Grant Date
		Number of	Price	Fair Value
		Securities	of Option	of Stock
	Grant	Underlying	Awards	And Option
Name	Date	Options (#)	($/Sh)	Awards (1)

Michael Harlan, Jr.	8/17/09	100,000	6.05	255,000
Mark D. Mishler	1/6/10	14,000	6.20	35,280
Robert L.G. White	6/22/09	8,000	6.20	21,040
Joseph F. Spanier	6/22/09	4,000	6.20	10,520
Gerald C. Harvey	6/22/09	4,000	6.20	10,520

(1)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at fiscal year end, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
									Number	or Payout
				Equity			Number	Market	of	Value of
				Incentive			of	Value of	Unearned	Unearned
				Plan			Shares	Shares or	Shares,	Shares,
		Number of	Number of	Awards			or Units	Units of	Units or	Units or
		Securities	Securities	Number of			of Stock	Stock	Other	Other
		Underlying	Underlying	Securities			That	That	Rights	Rights
		Unexercised	Unexercised	Underlying	Option	Option	Have	Have	That	That
		Options (#)	Options (#)	Unexercised	Exercise	Expiration	Not	Not	Have Not	Have Not
	Grant	Exercisable	Unexercisable	Unearned	Price	Date	Vested	Vested	Vested	Vested
Name	Date	(1)	(1)	Options (#)	($)	(2)	(#)	($)	(#)	($)

Michael Harlan, Jr.	8/17/09	0	100,000	0	6.05	8/17/19	0	0	0	0
Mark D. Mishler	1/6/10	0	14,000	0	6.20	1/6/20	0	0	0	0
Robert L. G. White	5/25/00	10,000	0	0	8.84	1/4/13
	3/25/02	12,500	0	0	8.98	1/4/13	0	0	0	0
	5/30/03	12,996	0	0	5.38	1/4/13	0	0	0	0
	7/8/04	25,000	0	0	7.02	1/4/13	0	0	0	0
	5/24/05	8,381	0	0	7.05	1/4/13	0	0	0	0
	7/19/06	25,000	0	0	11.65	1/4/13	0	0	0	0
	5/24/07	25,000	0	0	12.04	1/4/13	0	0	0	0
	7/21/08	16,000	0	0	10.60	1/4/13	0	0	0	0
	6/22/09	8,000	0	0	6.20	1/4/13	0	0	0	0
Joseph F. Spanier	5/25/00	7,500	0	0	8.84	1/6/13	0	0	0	0
	5/7/01	12,500	0	0	6.55	1/6/13	0	0	0	0
	3/25/02	12,500	0	0	8.98	1/6/13	0	0	0	0
	7/8/04	12,500	0	0	7.02	1/6/13	0	0	0	0
	5/24/05	12,500	0	0	7.05	1/6/13	0	0	0	0
	7/19/06	12,500	0	0	11.65	1/6/13	0	0	0	0
	5/24/07	12,500	0	0	12.04	1/6/13	0	0	0	0
	7/21/08	8,000	0	0	10.60	1/6/13	0	0	0	0
	6/22/09	4,000	0	0	6.20	1/6/13	0	0	0	0
Gerald C. Harvey	5/25/00	7,500	0	0	8.84	3/31/13	0	0	0	0
	5/7/01	12,500	0	0	6.55	3/31/13	0	0	0	0
	3/25/02	12,500	0	0	8.98	3/31/13	0	0	0	0
	5/30/03	5,200	0	0	5.38	3/31/13	0	0	0	0
	7/8/04	12,500	0	0	7.02	3/31/13	0	0	0	0
	5/24/05	12,500	0	0	7.05	3/31/13	0	0	0	0
	7/19/06	12,500	0	0	11.65	3/31/13	0	0	0	0
	5/24/07	12,500	0	0	12.04	3/31/13	0	0	0	0
	7/21/08	8,000	0	0	10.60	3/31/13	0	0	0	0
	6/22/09	4,000	0	0	6.20	3/31/13	0	0	0	0

(1)	Options become exercisable in equal amounts on each of the three anniversaries following the date of grant. All outstanding options owned by Messrs. White, Spanier and Harvey vested in full upon their retirement.

(2)	Messrs. White, Spanier and Harvey each may exercise any outstanding options owned by them within three years of their respective retirement dates.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during fiscal 2010 for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized on	Acquired	Value Realized
Name	on Exercise (#)	Exercise ($) (1)	on Vesting (#)	on Vesting ($)

Michael Harlan, Jr.	0	0	0	0

Mark D. Mishler	0	0	0	0

Robert L.G. White	0	0	6/01/09 530@6.30	3,339
			6/12/09 393@6.22	2,444
			6/19/09 517@6.50	3,361

Joseph F. Spanier	0	0	6/01/09 357@6.30	2,249
			6/12/09 241@6.22	1,499
			6/19/09 383@6.50	2,490

Gerald C. Harvey	0	0	6/01/09 404@6.30	2,545
			6/12/09 282@6.22	1,754
			6/19/09 384@6.50	2,496

(1)	In each instance, the “value realized upon exercise” has been determined as the aggregate difference between: (a) the product of the number of options exercised and the per share exercise price and (b) the product of the number of options exercised and the per share market price at exercise. Information as to whether or not the shares obtained upon exercise of options were sold and, if so, the amount of proceeds of such sale, is not disclosed in this table.

NARRATIVE DISCLOSURE TO EXECUTIVE COMPENSATION TABLES

Retirement Plans

Our executive officers are participants in the Breeze-Eastern Corporation Retirement Savings Plan (the “Retirement Savings Plan”), a defined contribution plan under Section 401(k) of the Internal Revenue Code which covers employees who have been employed by the Company for more than thirty (30) days. Approximately 161 employees participated in the Retirement Savings Plan at March 31, 2010. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 75% of their compensation by contributing such compensation to the Retirement Savings Plan. The Company contributes a minimum of 3% and a maximum of 6% of employees’ compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

Employment Agreements

Effective August 17, 2009, we entered into an employment agreement with Mr. Harlan. The agreement provides for an annual base salary of $300,000, to be reviewed annually by the Board of Directors, and for a minimum bonus of $78,000 in fiscal 2010. The agreement provides that 15% of the bonus will be paid in shares of Common Stock. Mr. Harlan’s employment agreement provides that if Mr. Harlan’s employment is terminated without cause at any time within the first two years of employment, he will be entitled to receive severance pay equal to one year’s base salary, exclusive of bonuses, and the continuation of employee benefits for a period of one year. Pursuant to the employment agreement, we granted to Mr. Harlan an option to purchase 100,000 shares of Common Stock at an exercise price equal to the closing price on the date immediately preceding the effective date of his employment agreement. The option vests in three equal annual installments and terminates ten years from the date of grant, subject to earlier termination in the event of certain conditions. Mr. Harlan is eligible to participate in our incentive and benefit plans under the same terms and conditions applicable to our other executives.

On January 6, 2010, we entered into an employment agreement with Mr. Mishler. The agreement provides for an annual base salary of $230,000, to be reviewed annually by the board of directors, a minimum bonus of $24,000 in fiscal 2010, and a one-time cash signing bonus of $40,000, paid in four equal monthly installments of $10,000. Mr. Mishler participates in the Company’s Annual Incentive Compensation Plan with a target award of 40% of his base salary for fiscal 2010. The employment agreement provides that 15% of the bonus will be paid in Common Stock of the Company. Pursuant to the employment agreement, we also granted to Mr. Mishler an option to purchase 14,000 shares of Common Stock at an exercise price equal to the closing price on the date immediately preceding the effective date of the employment agreement. The foregoing option vests in three equal annual installments and terminates ten years from the date of grant, subject to earlier termination in the event of certain conditions. Mr. Mishler is eligible to participate in the Company’s incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.

Potential Payments Upon Termination or Change of Control

Our named executive officers have provisions in their employment agreements that provide for payments in connection with termination or a change in control.

In the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of the change in control, Mr. Harlan will be entitled to receive a cash payment equal to two years’ base salary and the average of any bonuses for two years. In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.

Mr. Mishler’s employment agreement provides that in the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of such change in control, Mr. Mishler will be entitled to receive a cash payment equal to one years’ base salary and the average of any bonuses for the prior two years (or 40% of Mr. Mishler’s base salary if he has not yet received two bonuses on the date of termination). In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2010.

	Number of Securities to	Weighted Average
	be Issued Upon Exercise	Exercise Price of	Number of Securities
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity Compensation Plans Approved by Security Holders	624,911	$8.38	190,214
Equity Compensation Plans Not Approved by Security Holders(1)	—	—	—
Total	624,911	$8.38	190,214

(1)	Each of the Company’s compensation plans has been previously approved by security holders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with related parties presenting potential conflict of interest situations, and all such transactions must be approved by the Audit Committee or another independent body of the Board. The Company’s Code of Business Conduct specifically prohibits various conflict of interest situations and imposes disclosure requirements in connection with potential conflicts of interest. The Company requires that all directors, officers and employees abide by the Code of Business Conduct, which is available under the heading “Corporate Governance” on the Company’s website at www.breeze-eastern.com.

During fiscal 2010, there were no proceedings to which any of our directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company. During fiscal year 2010, none of our directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2011

The Audit Committee and the full Board believe it appropriate to submit for action by the stockholders of the Company the ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2011. The firm has served as our independent registered public accounting firm since July 3, 2007.

Before making its determination on appointment, the Audit Committee carefully considered the qualifications and competence of candidates for the independent registered public accounting firm. For Marcum LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters, as well as its reputation for integrity and competence in the fields of accounting and auditing. In the opinion of the Audit Committee, the reputation, qualifications and experience of the firm make appropriate its appointment for fiscal 2011.

A representative of Marcum LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. If the appointment of Marcum LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Marcum LLP. Notwithstanding the selection and ratification, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and our independent auditors, Marcum LLP, our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The Audit Committee has also discussed with Marcum LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, has discussed with our independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

Marcum LLP, formerly Margolis & Company P.C., has served as our independent registered public accounting firm since July 3, 2007 and its selection as our independent registered public accounting firm for the fiscal year ended March 31, 2010, was ratified by our stockholders at our 2009 annual meeting of stockholders. During fiscal 2010, we engaged Deloitte & Touche LLP for corporate tax services.

On September 1, 2009, we engaged Marcum LLP as our independent registered public accountants for the fiscal year ended March 31, 2010. This engagement occurred in connection with our prior independent registered public accountants, Margolis & Company P.C., combining its practice with Marcum LLP effective September 1, 2009. The following table includes fees billed for professional audit services rendered by Marcum LLP for the audit of our annual consolidated financial statements for the fiscal year ended March 31, 2010 and review of our Form 10-Q for the quarters ended September 27, 2009 and December 27,

2009. All other services were rendered by Margolis & Company P.C. except for corporate tax services for fiscal 2010 which were provided by Deloitte & Touche LLP. The fees for various types of services provided to us were billed as shown below.

	2009	2010

Marcum LLP
Audit Fees	$238,000	$259,000
Audit-Related Fees(1)	20,000	18,000
All Other Fees(2)	1,500	1,500
Deloitte & Touche LLP
Tax Fees(3)	$126,915	$76,793

(1)	The amounts reflected are the fees for the audit of the employee defined contribution plan.

(2)	The amounts reflected are the fees for the preparation of the Form 5500.

(3)	The amounts reflected were billed in fiscal 2009 and fiscal 2010 in connection with the Company’s engagement of Deloitte & Touche LLP for corporate tax services during fiscal 2009 and 2010.

The Audit Committee approved 100% of the services shown in the above categories. No hours expended on the independent auditors’ engagement to perform the audit for fiscal 2010 were attributed to work performed by persons other than employees of Marcum LLP.

The Audit Committee has adopted a procedure to pre-approve audit services and other services to be provided by our independent auditors. In fiscal 2009 and fiscal 2010, all services provided by our independent auditors were associated with our audit, and all such services were pre-approved by the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC.

FREDERICK WASSERMAN, Chair
JAY R. HARRIS
WILLIAM J. RECKER

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company’s annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, such stockholder must notify the Company of such proposal in a writing received at its executive offices no later than April 6, 2011.

Additionally, if requested timely and properly, a stockholder may submit a proposal for consideration at the 2011 Annual Meeting of Stockholders, but not for inclusion in the Company’s Proxy Statement and proxy for the 2011 Annual Meeting of Stockholders. In order for proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c)(1) under the Exchange Act, such proposals must be received by the Company at its executive offices not later than June 20, 2011.

ANNUAL REPORTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 is being mailed to each stockholder of record together with this Proxy Statement. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The Annual Report on Form 10-K contains detailed information concerning the Company and its operations, including financial information. A copy of this report, without exhibits, will be furnished to stockholders without charge upon request in writing to Mark D. Mishler, Secretary of the Company, at Breeze-Eastern Corporation, 35 Melanie Lane, Whippany, New Jersey 07981.

If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Mark D. Mishler, 35 Melanie Lane, Whippany, New Jersey 07981. We will promptly deliver a copy of the requested materials.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write to or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

BREEZE-EASTERN CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF BREEZE-EASTERN CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
           The undersigned revokes all previous proxies and constitutes and appoints Mark D. Mishler as his or her true and lawful agent and proxy with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Breeze-Eastern Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 35 Melanie Lane, Whippany, New Jersey 07981, at 10:00 a.m., local time, on September 23, 2010, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).
          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 which have been proposed by our Board of Directors, and in the proxy’s discretion, upon other matters as may properly come before the Annual Meeting.
(continued and to be signed on reverse side)

Please Detach and Mail In the Envelope Provided

1.	☒ Please mark your votes as indicated in this example. ELECTION OF DIRECTORS.
			FOR	WITHHELD
			☐	☐
Nominees:
	VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):	01 William H. Alderman
02 Charles W. Grigg
03 Jay R. Harris
04 William J. Recker
05 Russell M. Sarachek
06 William M. Shockley
07 Frederick Wasserman
08 Michael Harlan, Jr.

			FOR	AGAINST	ABSTAIN
2.	RATIFYING THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING MARCH 31, 2011		☐	☐	☐
IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Signature of Stockholder		Dated:	,	2010

IF HELD JOINTLY
     Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.